Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Lincoln Electric Reports Second Consecutive Record Sales Quarter of $744.0 Million;

2Q’12 Sales increase of 6.4%;

2Q Operating income increase of 20.0%;

2Q EPS of $0.79, $0.81 as adjusted, an increase of 16.2%, 19.1% as adjusted

Second Quarter and First Half 2012 Highlights
▪ Sales were $744.0 million, an increase of 6.4% from the Second Quarter 2011; First Half 2012 Sales were $1.5 billion, an increase of 13.3% from 2011

▪     Operating income increased 20.0% to $96.0 million, or 12.9% of sales, from $80.0 million, or 11.4% of sales, in the Second Quarter 2011; Adjusted operating income increased 23.4% to $98.7 million or 13.3% of sales

▪     Net income increased 16.3% to $66.3 million, or $0.79 per diluted share, from $57.0 million, or $0.68 per diluted share, in the Second Quarter 2011; Adjusted net income increased 19.6% to $68.1 million, or $0.81 per diluted share, from $57.0 million, or $0.68 per diluted share, in the Second Quarter 2011

▪     Net cash provided by operating activities in the Second Quarter 2012 increased $52.9 million, or 183.4%, to $81.7 million; Net cash provided by operating activities in the First Half 2012 increased $115.3 million, or 253.0%, to $160.9 million

CLEVELAND, Ohio, U.S.A., July 30, 2012 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2012 net income of $66.3 million, or $0.79 per diluted share.  Adjusted net income was $68.1 million, or $0.81 per diluted share, compared to adjusted net income of $57.0 million, or $0.68 per diluted share, in the comparable 2011 period.

Sales were $744.0 million in the second quarter 2012 versus $699.3 million in the comparable 2011 period, an increase of 6.4%.  Operating income for the second quarter increased $16.0 million to $96.0 million, or 12.9% of sales, from $80.0 million, or 11.4% of sales, in the comparable 2011 period.  The effective tax rate for the second quarter 2012 was 32.4% compared with 30.0% in the same period of 2011.

- more -

Lincoln Electric Reports Second Quarter 2012 Financial Results

Sales for the six months ended June 30, 2012 were $1.5 billion versus $1.3 billion in the comparable 2011 period, an increase of 13.3%.  Operating income for the six months ended June 30, 2012 increased $48.2 million to $187.7 million, or 12.8% of sales, from $139.5 million, or 10.7% of sales, in the comparable 2011 period.

Net income for the six months ended June 30, 2012 was $130.6 million, or $1.54 per diluted share, compared with net income of $103.9 million, or $1.23 per diluted share, in the comparable 2011 period.  Adjusted net income was $132.4 million, or $1.57 per diluted share, compared to adjusted net income of $99.3 million, or $1.18 per diluted share, in the comparable 2011 period.  The effective tax rate for the six months ended June 30, 2012 was 31.7% compared with 26.8% in 2011.  The six months ended June 30, 2011 included a favorable $4.8 million tax adjustment for tax audit settlements.

“We are pleased to report our second consecutive quarter of record sales,” said John M. Stropki, Chairman and Chief Executive Officer.  “Sales levels, overall profitability and operating cash flows all improved during the quarter despite the ongoing economic challenges in many of our key markets.  The continued strength in operating performance was driven by the strong performance in North America, improved product mix and better pricing dynamics in many of our business segments.

“We are cautious entering the second half of 2012 as we face increased uncertainty in both the political and economic environments around the world.  Although our North American markets remain strong, we have seen demand softening in most of our international markets and global economic growth forecasts continue to weaken.  Our global growth strategies, which include acquisitions, new product introductions and increasing our commercial presence worldwide, will help us offset the weak economic conditions.  Our solid liquidity and ongoing attention to continuous improvements in our operations will provide the increased operating leverage and flexibility required to execute our long-term strategic objectives.”

- more -

Lincoln Electric Reports Second Quarter 2012 Financial Results

Net cash provided by operating activities increased $52.9 million to $81.7 million in the second quarter from $28.8 million for the comparable period in 2011.  During the quarter, the Company returned $34.2 million to shareholders through the payment of $14.2 million in dividends and the repurchase of $20.0 million, or 428,300 of the Company’s common shares, for treasury.  The Company also invested $27.4 million in acquisitions and voluntarily contributed $18.0 million to its U.S. pension plans during the quarter.

Net cash provided by operating activities increased $115.3 million to $160.9 million in the six months ended June 30, 2012 from $45.6 million for the comparable period in 2011.  During the period, the Company repaid its $80.0 million senior unsecured note.  The Company also returned $68.5 million to shareholders through the payment of $28.4 million in dividends and the repurchase of $40.1 million, or 860,684 of the Company’s common shares, for treasury during the period.  The Company also invested $49.3 million in acquisitions and voluntarily contributed $36.0 million to its U.S. pension plans.

The Company’s Board of Directors declared a quarterly cash dividend of $0.17 per share, which was paid on July 13, 2012 to holders of record as of June 29, 2012.

Financial results for the second quarter 2012 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the second quarter 2012 financial results is scheduled for today, Monday, July 30, 2012, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

- more -

Lincoln Electric Reports Second Quarter 2012 Financial Results

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 45 manufacturing locations, including operations and joint ventures in 20 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

#073012#

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended June 30,						Fav (Unfav) to Prior Year
	2012	% of Sales		2011	% of Sales		$	%
Net sales	$744,045	100.0%		$699,293	100.0%		$44,752	6.4%
Cost of goods sold	519,048	69.8%		503,789	72.0%		(15,259)	(3.0%	)
Gross profit	224,997	30.2%		195,504	28.0%		29,493	15.1%
Selling, general & administrative expenses	127,714	17.2%		115,546	16.5%		(12,168)	(10.5%	)
Rationalization and asset impairment charges (gains)	1,258	0.2%		(75)	—		(1,333)	(1777.3%	)
Operating income	96,025	12.9%		80,033	11.4%		15,992	20.0%
Interest income	849	0.1%		661	0.1%		188	28.4%
Equity earnings in affiliates	2,006	0.3%		1,715	0.2%		291	17.0%
Other income	403	0.1%		712	0.1%		(309)	(43.4%	)
Interest expense	(1,126)	(0.2%	)	(1,627)	(0.2%	)	501	30.8%
Income before income taxes	98,157	13.2%		81,494	11.7%		16,663	20.4%
Income taxes	31,792	4.3%		24,472	3.5%		(7,320)	(29.9%	)
Effective tax rate	32.4%			30.0%			(2.4% )
Net income including noncontrolling interests	66,365	8.9%		57,022	8.2%		9,343	16.4%
Noncontrolling interests in subsidiaries’ earnings	46	—		9	—		37	411.1%
Net income	$66,319	8.9%		$57,013	8.2%		$9,306	16.3%

Basic earnings per share	$0.80			$0.69			$0.11	15.9%
Diluted earnings per share	$0.79			$0.68			$0.11	16.2%

Weighted average shares (basic)	83,328			83,037
Weighted average shares (diluted)	84,448			84,105

	Six Months Ended June 30,						Fav (Unfav) to Prior Year
	2012	% of Sales		2011	% of Sales		$	%
Net sales	$1,471,167	100.0%		$1,298,472	100.0%		$172,695	13.3%
Cost of goods sold	1,030,905	70.1%		941,530	72.5%		(89,375)	(9.5%	)
Gross profit	440,262	29.9%		356,942	27.5%		83,320	23.3%
Selling, general & administrative expenses	251,329	17.1%		217,165	16.7%		(34,164)	(15.7%	)
Rationalization and asset impairment charges (gains)	1,258	0.1%		282	—		(976)	(346.1%	)
Operating income	187,675	12.8%		139,495	10.7%		48,180	34.5%
Interest income	1,732	0.1%		1,269	0.1%		463	36.5%
Equity earnings in affiliates	2,698	0.2%		2,545	0.2%		153	6.0%
Other income	1,269	0.1%		2,007	0.2%		(738)	(36.8%	)
Interest expense	(2,298)	(0.2%	)	(3,285)	(0.3%	)	987	30.0%
Income before income taxes	191,076	13.0%		142,031	10.9%		49,045	34.5%
Income taxes	60,562	4.1%		38,067	2.9%		(22,495)	(59.1%	)
Effective tax rate	31.7%			26.8%			(4.9% )
Net income including noncontrolling interests	130,514	8.9%		103,964	8.0%		26,550	25.5%
Noncontrolling interests in subsidiaries’ (loss) earnings	(48)	—		41	—		(89)	(217.1%	)
Net income	$130,562	8.9%		$103,923	8.0%		$26,639	25.6%

Basic earnings per share	$1.57			$1.25			$0.32	25.6%
Diluted earnings per share	$1.54			$1.23			$0.31	25.2%

Weighted average shares (basic)	83,390			83,414
Weighted average shares (diluted)	84,527			84,493

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating income as reported	$96,025	$80,033	$187,675	$139,495
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	1,258	(75)	1,258	282
Venezuelan statutory severance obligation (2)	1,381	—	1,381	—
Adjusted operating income (4)	$98,664	$79,958	$190,314	$139,777

Net income as reported	$66,319	$57,013	$130,562	$103,923
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	915	(44)	915	237
Venezuelan statutory severance obligation (2)	906	—	906	—
Adjustment for tax audit settlements (3)	—	—	—	(4,844)
Adjusted net income (4)	$68,140	$56,969	$132,383	$99,316

Diluted earnings per share as reported	$0.79	$0.68	$1.54	$1.23
Special items	0.02	—	0.03	(0.05)
Adjusted diluted earnings per share (4)	$0.81	$0.68	$1.57	$1.18

Weighted average shares (diluted)	84,448	84,105	84,527	84,493

(1)       The three and six month periods ended June 30, 2012 include charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2012.  The three and six month periods ended June 30, 2011 include charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009 offset by gains related to the sale of assets at rationalized operations.

(2)       Represents an unfavorable adjustment due to a change in Venezuelan labor law which provides for increased employee severance obligations.

(3)       Represents a favorable adjustment for tax audit settlements.

(4)       Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

	June 30,	December 31,
Selected Consolidated Balance Sheet Data	2012	2011

Cash and cash equivalents	$307,963	$361,101
Total current assets	1,236,340	1,219,270
Property, plant and equipment, net	476,478	470,451
Total assets	2,021,988	1,976,776

Total current liabilities	459,420	471,042
Short-term debt (1)	20,733	101,418
Long-term debt	2,396	1,960
Total equity	1,281,008	1,193,242

	June 30,	December 31,
Net Operating Working Capital	2012	2011

Accounts receivable	$422,532	$386,197
Inventory	400,562	373,238
Trade accounts payable	202,413	176,312
Net operating working capital	$620,681	$583,123

Net operating working capital to net sales (2)	20.9%	21.0%

	June 30,	December 31,
Invested Capital	2012	2011

Short-term debt (1)	$20,733	$101,418
Long-term debt	2,396	1,960
Total debt	23,129	103,378
Total equity	1,281,008	1,193,242
Invested capital	$1,304,137	$1,296,620

Total debt / invested capital	1.8%	8.0%
Return on invested capital (3)	18.8%	16.9%

(1)       Includes current portion of long-term debt.

(2)       Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)       Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$66,319	$57,013
Noncontrolling interests in subsidiaries’ earnings	46	9
Net income including noncontrolling interests	66,365	57,022
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Asset impairment charges (gains)	—	(204)
Depreciation and amortization	16,206	16,143
Equity earnings in affiliates, net	(1,154)	(196)
Other non-cash items, net	20,315	5,592
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	8,203	(32,399)
Increase in inventories	(6,240)	(49,663)
(Decrease) increase in trade accounts payable	(6,958)	10,484
Decrease in accrued pensions	(17,887)	(9,140)
Net change in other current assets and liabilities	3,409	31,815
Net change in other long-term assets and liabilities	(537)	(616)
NET CASH PROVIDED BY OPERATING ACTIVITIES	81,722	28,838

INVESTING ACTIVITIES:
Capital expenditures	(13,680)	(13,867)
Acquisition of businesses, net of cash acquired	(27,439)	—
Proceeds from sale of property, plant and equipment	128	707
Other investing activities	(1,541)	—
NET CASH USED BY INVESTING ACTIVITIES	(42,532)	(13,160)

FINANCING ACTIVITIES:
Net change in borrowings	(1,371)	(167)
Proceeds from exercise of stock options	4,772	3,335
Tax benefit from exercise of stock options	2,471	1,312
Purchase of shares for treasury	(20,040)	(12,404)
Cash dividends paid to shareholders	(14,177)	(13,018)
NET CASH USED BY FINANCING ACTIVITIES	(28,345)	(20,942)

Effect of exchange rate changes on Cash and cash equivalents	(3,720)	1,764
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,125	(3,500)
Cash and cash equivalents at beginning of period	300,838	341,415
Cash and cash equivalents at end of period	$307,963	$337,915

Cash dividends paid per share	$0.17	$0.155

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$130,562	$103,923
Noncontrolling interests in subsidiaries’ (loss) earnings	(48)	41
Net income including noncontrolling interests	130,514	103,964
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Asset impairment charges (gains)	—	23
Depreciation and amortization	31,785	31,349
Equity earnings in affiliates, net	(711)	(558)
Other non-cash items, net	35,674	24,432
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(21,549)	(75,723)
Increase in inventories	(20,702)	(111,727)
Increase in trade accounts payable	16,383	66,037
Decrease in accrued pensions	(36,857)	(16,544)
Net change in other current assets and liabilities	22,484	27,385
Net change in other long-term assets and liabilities	3,865	(3,062)
NET CASH PROVIDED BY OPERATING ACTIVITIES	160,886	45,576

INVESTING ACTIVITIES:
Capital expenditures	(26,247)	(29,370)
Acquisition of businesses, net of cash acquired	(49,335)	(17,881)
Proceeds from sale of property, plant and equipment	338	849
Other investing activities	(1,541)	—
NET CASH USED BY INVESTING ACTIVITIES	(76,785)	(46,402)

FINANCING ACTIVITIES:
Net change in borrowings	(85,369)	(1,486)
Proceeds from exercise of stock options	12,212	6,199
Tax benefit from exercise of stock options	5,454	2,027
Purchase of shares for treasury	(40,138)	(13,309)
Cash dividends paid to shareholders	(28,363)	(26,005)
NET CASH USED BY FINANCING ACTIVITIES	(136,204)	(32,574)

Effect of exchange rate changes on Cash and cash equivalents	(1,035)	5,122
DECREASE IN CASH AND CASH EQUIVALENTS	(53,138)	(28,278)
Cash and cash equivalents at beginning of period	361,101	366,193
Cash and cash equivalents at end of period	$307,963	$337,915

Cash dividends paid per share	$0.34	$0.31

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North			South	The Harris
	America	Europe	Asia Pacific	America	Products	Corporate /
	Welding	Welding	Welding	Welding	Group	Eliminations	Consolidated
Three months ended June 30, 2012
Net sales	$416,223	$114,437	$85,433	$37,169	$90,783	$—	$744,045
Inter-segment sales	39,658	4,466	5,076	11	2,353	(51,564)	—
Total	$455,881	$118,903	$90,509	$37,180	$93,136	$(51,564)	$744,045

EBIT (1)	$76,479	$10,399	$3,425	$1,599	$9,041	$(2,509)	$98,434
As a percent of total sales	16.8%	8.7%	3.8%	4.3%	9.7%		13.2%
Special items charge (gain) (2)	$77	$592	$589	$1,381	$—	$—	$2,639
EBIT, as adjusted (4)	$76,556	$10,991	$4,014	$2,980	$9,041	$(2,509)	$101,073
As a percent of total sales	16.8%	9.2%	4.4%	8.0%	9.7%		13.6%

Three months ended June 30, 2011
Net sales	$321,656	$139,248	$102,721	$37,769	$97,899	$—	$699,293
Inter-segment sales	37,222	6,302	3,397	120	2,017	(49,058)	—
Total	$358,878	$145,550	$106,118	$37,889	$99,916	$(49,058)	$699,293

EBIT (1)	$58,120	$11,039	$1,365	$3,527	$9,197	$(788)	$82,460
As a percent of total sales	16.2%	7.6%	1.3%	9.3%	9.2%		11.8%
Special items charge (gain) (3)	$—	$34	$(109)	$—	$—	$—	$(75)
EBIT, as adjusted (4)	$58,120	$11,073	$1,256	$3,527	$9,197	$(788)	$82,385
As a percent of total sales	16.2%	7.6%	1.2%	9.3%	9.2%		11.8%

Six months ended June 30, 2012
Net sales	$797,552	$240,240	$177,996	$77,007	$178,372	$—	$1,471,167
Inter-segment sales	73,200	8,917	8,893	11	4,736	(95,757)	—
Total	$870,752	$249,157	$186,889	$77,018	$183,108	$(95,757)	$1,471,167

EBIT (1)	$145,998	$23,210	$5,998	$4,504	$16,194	$(4,262)	$191,642
As a percent of total sales	16.8%	9.3%	3.2%	5.8%	8.8%		13.0%
Special items charge (gain) (2)	$77	$592	$589	$1,381	$—	$—	$2,639
EBIT, as adjusted (4)	$146,075	$23,802	$6,587	$5,885	$16,194	$(4,262)	$194,281
As a percent of total sales	16.8%	9.6%	3.5%	7.6%	8.8%		13.2%

Six months ended June 30, 2011
Net sales	$602,413	$253,456	$190,281	$71,842	$180,480	$—	$1,298,472
Inter-segment sales	72,349	10,137	6,610	120	4,250	(93,466)	—
Total	$674,762	$263,593	$196,891	$71,962	$184,730	$(93,466)	$1,298,472

EBIT (1)	$104,756	$16,593	$1,492	$5,575	$15,740	$(109)	$144,047
As a percent of total sales	15.5%	6.3%	0.8%	7.7%	8.5%		11.1%
Special items charge (gain) (3)	$—	$392	$(110)	$—	$—	$—	$282
EBIT, as adjusted (4)	$104,756	$16,985	$1,382	$5,575	$15,740	$(109)	$144,329
As a percent of total sales	15.5%	6.4%	0.7%	7.7%	8.5%		11.1%

(1)   EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)   Special items include rationalization and asset impairment charges (gains) and an unfavorable adjustment  due to a change in Venezuelan labor law which provides for increased employee severance obligations.

(3)   Special items include rationalization and asset impairment charges (gains).

(4)   The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales						Foreign		Net Sales
	2011	Volume		Acquisitions	Price		Exchange		2012
Operating Segments
North America Welding	$321,656	$42,862		$44,239	$10,945		$(3,479)		$416,223
Europe Welding	139,248	(12,681)		—	2,394		(14,524)		114,437
Asia Pacific Welding	102,721	(17,544)		—	1,219		(963)		85,433
South America Welding	37,769	(1,940)		—	4,518		(3,178)		37,169
The Harris Products Group	97,899	3,923		—	(7,681)		(3,358)		90,783
Consolidated	$699,293	$14,620		$44,239	$11,395		$(25,502)		$744,045

% Change
North America Welding		13.3%		13.8%	3.4%		(1.1%	)	29.4%
Europe Welding		(9.1%	)	—	1.7%		(10.4%	)	(17.8%	)
Asia Pacific Welding		(17.1%	)	—	1.2%		(0.9%	)	(16.8%	)
South America Welding		(5.1%	)	—	12.0%		(8.4%	)	(1.6%	)
The Harris Products Group		4.0%		—	(7.8%	)	(3.4%	)	(7.3%	)
Consolidated		2.1%		6.3%	1.6%		(3.6%	)	6.4%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales						Foreign		Net Sales
	2011	Volume		Acquisitions	Price		Exchange		2012
Operating Segments
North America Welding	$602,413	$106,141		$71,557	$21,785		$(4,344)		$797,552
Europe Welding	253,456	(8,881)		8,322	7,756		(20,413)		240,240
Asia Pacific Welding	190,281	(17,162)		—	3,110		1,767		177,996
South America Welding	71,842	1,653		—	7,576		(4,064)		77,007
The Harris Products Group	180,480	9,301		—	(6,911)		(4,498)		178,372
Consolidated	$1,298,472	$91,052		$79,879	$33,316		$(31,552)		$1,471,167

% Change
North America Welding		17.6%		11.9%	3.6%		(0.7%	)	32.4%
Europe Welding		(3.5%	)	3.3%	3.1%		(8.1%	)	(5.2%	)
Asia Pacific Welding		(9.0%	)	—	1.6%		0.9%		(6.5%	)
South America Welding		2.3%		—	10.5%		(5.7%	)	7.2%
The Harris Products Group		5.2%		—	(3.8%	)	(2.5%	)	(1.2%	)
Consolidated		7.0%		6.2%	2.6%		(2.4%	)	13.3%